CLERK, U.S. BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS

ENTERED

THE DATE OF ENTRY IS ON
THE COURT'S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed March 31, 2021

United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

IN RE:	§	
	§	**CASE NO: 20-43800-elm-11**
GL BRANDS, INC., F/K/A	§	
FREEDOM LEAF, INC. *et al.*[1]	§	**CHAPTER 11**
	§	
Debtors.	§	**(Jointly Administered)**
	§	
	§	**Expedited Hearing**

ORDER APROVING: (1) THE DEBTORS' ENTRY INTO STALKING HORSE AGREEMENT AND RELATED BID PROTECTIONS; (2) SALE OF THE DEBTORS' EQUITY INTERESTS; (3) THE BIDDING PROCEDURES IN CONNECTION WITH THE SALE OF THE DEBTORS' EQUITY INTERESTS; (4) THE FORM AND MANNER OF NOTICE OF THE SALE AND AUCTION RESULTS, (5) DATE FOR AN AUCTION, AND (6) GRANTING RELATED RELIEF
(Pertains to Docket No. 95)

[1] As used herein, the term "Debtor" includes all jointly administered Debtors. The Debtors are *GL Brands, Inc.*, Case No. 20-43800; *The Texas Wellness Center, LLC*, Case No. 20-43804; *ECS Labs, LLC*, Case No. 20-43806; *Leafceuticals, Inc.*, Case No. 20-43816, and *B & B Aesthetics Labs, LLC*, Case No. 20-43815. All pleading and notices affecting any of the Debtors should be filed in the *GL Brands* case.

On March 15, 2021, GL Brands, Inc., f/k/a Freedom Leaf Inc., a Nevada corporation based in the Northern District of Texas ("GL Brands"), The Texas Wellness Center LLC ("TWC"), ECS Labs LLC, ("ECS"), Leafceuticals, Inc. ("LFC"), and B & B Aesthetics Labs, LLC ("B & B"), debtors-in-possession, (collectively, the "Debtors"), filed their Amended Expedited Motion for authority to enter in a stalking horse agreement, provide bid protections to the stalking horse bidder, auction new equity interests in the reorganized Debtors (following Plan confirmation), and for approval of bid procedures, related dates and deadlines, and the form of notice [Docket No. 95] (the "Motion").

The Court scheduled an expedited hearing on March 25, 2021 to consider the Motion. The hearing commenced on that date, but was continued to March 31, 2021. The Debtors; Merida Capitals Partners III, LP, in its capacities as the DIP Lender, Existing Creditor, and proposed Stalking Horse Bidder; Richard Bolandz, a creditor and shareholder, and another group of shareholders, led by Raymond Madeiros, appeared at the hearing and presented evidence and argument. At the conclusion of the hearing on March 25, 2021 and again after the continuation of the hearing on March 31, 2021, the Court announced its findings of fact, conclusion of law and reasoning on the record. Such findings of fact, conclusions of law and reasoning are incorporated herein by reference.

After a careful review of the evidence presented and due consideration of the arguments of counsel, the Court determines that the Motion should be granted in modified form. The Court find that the relief sought by the Motion, as modified herein, would serve the best interests of the Debtors' estates under the circumstances, and represents an appropriate exercise of the Debtors' business judgment. Good cause

appearing, it therefore ORDERED that:

1. The Motion is granted, on the modified terms and conditions set forth herein and in the attached Exhibits "A" (the "Stalking Horse Bid") and "B" (the "Bidding Procedures Notice").

2. The Debtors are authorized to accept the Stalking Horse Bid made by the proposed Stalking Horse Bidder, Merida Capital Partners III LP, Merida Capital Partners III QP LP, and certain affiliates (collectively in such capacity, "Merida"), subject to final approval of the sales transaction proposed thereby pursuant to a chapter 11 plan of reorganization (the "Plan") that is confirmed by the Court.

3. The Stalking Horse Bid by Merida for the purchase of to-be issued new equity interests in the reorganized Debtors, set forth in **Exhibit "A"** attached hereto, is hereby approved, subject to final approval of the sales transaction proposed thereby pursuant to a confirmed Plan.

4. The proposed Stalking Horse Bid Protections set forth in Exhibit "A" are approved as reasonable under the circumstances and in the best interests of the Debtors' estates. In the event that another Qualified Bidder (as defined below) overbids Merida and becomes the Successful Bidder (as defined below) at the Auction (as defined below) and the transaction contemplated by the Successful Bidder's bid closes, Merida as the Stalking Horse Bidder shall earn a one-time break-up fee (the "Break-Up") in the amount of $25,000 to be paid as an allowed administrative claim under 11 U.S.C. § 503(b) upon the effective date of the confirmed Plan

approving the transaction contemplated by the Successful Bidder's bid. The Court further approves $50,000 minimum overbid increments for the Auction, as set forth in greater detail below.

5. The Debtors are authorized to hold an auction (the "Auction") for the Debtors' sale of to-be issued new equity interests of the reorganized Debtors comprising 100% of the equity interests in the reorganized Debtors (the "Assets") subject to final approval of the sales transaction under a confirmed Plan. The Debtors intend to pursue confirmation of a Plan pursuant to which the existing equity interests in the Debtors will be canceled upon the effective date of the Plan and the new equity interests of the reorganized Debtors will be issued in exchange for payment to the reorganized Debtors of the Purchase Price by the Successful Bidder, whereupon the Successful Bidder shall become the 100% owner of the reorganized Debtors. The results of the Auction shall be by effectuated pursuant to, and are subject to confirmation of, a confirmed Plan.

6. The Debtors and all parties in interests reserve all rights with regard to the confirmation of any proposed Plan, and this Order shall not be construed as pre-judging the confirmation of any proposed Plan.

7. The bidding and Auction shall proceed on the following timeline:

(i) **Bid Deadline:** Qualified Bids shall be submitted to the Debtors so as to be actually received by them no later than April 16, 2021 at 5:00 p.m. (Central Daylight Time) (the "Bid Deadline");

(ii) **Auction**: The Auction (if necessary) shall be held on April 21, 2021 at 10:00 a.m. (Central Daylight Time), at the offices of the counsel for the Debtors, Whitaker Chalk Swindle & Schwartz. PLLC, 301 Commerce Street, Suite 3500, Fort Worth, Texas

76102, telephonically, or by video via Zoom. Qualified Bidders may attend in person, provided that such attendance is consistent with the prevailing COVID-19 policies and procedures of Whitaker Chalk Swindle Schwartz, PLLC;

(iii) **Auction Objection Deadline:** Any objection to the (i) the conduct of the Auction, or (ii) the choice of Successful Bidder and/or Back-Up Bidder shall be made as an objection to confirmation of the Plan, in accordance with the deadlines for such objections to be set by the Court in an order hereafter entered by the Court that approves voting and objection procedures and deadlines with respect to the consideration of confirmation of a Plan seeking final approval of the transaction contemplated by the bid of the Successful Bidder or, alternatively, the Back-Up Bidder if the Successful Bidder fails to close. Any such objections shall be heard at the confirmation hearing on the Plan.

8. If no Qualified Bids (as defined below), other than the Stalking Horse Bid from Merida, are received by the Bid Deadline, the Debtors shall cancel the Auction and file a notice of such cancelation with the Court no later than April 18, 2021.

9. The Debtors shall provide reasonable due diligence information to potential bidders upon request made to the Debtors' CEO, Brian Moon. The Debtors may require a potential bidder to sign a confidentiality and non-disclosure agreement to ensure that the information provided is used solely for the purpose of evaluating a potential Bid and will be returned after Plan confirmation.

10. The Stalking Horse Bid from Merida shall automatically be considered a Qualified Bid for the Assets. The qualifications in subparagraphs (i) through (xvii) below shall apply to any potential bidder except for Merida, and such qualifications must be satisfied in order for the bid of such potential bidder to constitute a qualified bid (a "Qualified Bid", and the bidder submitting such Qualified Bid, a "Qualified Bidder"). The Qualified Bidder who makes the highest and best Qualified Bid in

the Debtors' reasonable business judgment shall be the "Successful Bidder" at the Auction.

(i) **Purpose.** Each Bidder must state that the Bid includes an offer by the Bidder to purchase all of the Assets at once.

(ii) **Purchase Price.** Each Bid must clearly set forth the purchase price to be paid for the Assets in cash (the "Purchase Price"). The value of the Stalking Horse Bid is $1,314,019. The Purchase Price to be offered by any other Qualified Bidder must include cash in the amount of least $1,314,019, plus $75,000 to cover the Break-Up Fee and the $50,000 Minimum Bid Increment. Bidders may allocate the Purchase Price for their own purposes as they see fit, but the Debtors' internal allocation shall be governed by the terms of the Plan.

(iii) **Bid Deposit.** By April 16, 2021, 5:00 P.M. Central Daylight Time, a potential Qualified Bidder must post a good-faith deposit of $125,000 (the "Bid Deposit") to be held in the trust account of Debtors' counsel and demonstrate to the Debtors' reasonable satisfaction that the bidder(s) have the financial wherewithal and ability to close the purchase by the effective date of the confirmed Plan. The Bid Deposit will be refundable if the Qualified Bidder is not the Successful Bidder. If the Qualified Bidder who posts the Bid Deposit is the Successful Bidder, the Bid Deposit will be credited against the Purchase Price. If the Qualified Bidder wins the Auction but fails to close the transaction, for any reason other than the Debtors' failure to obtain Plan confirmation, the Bid Deposit will be forfeited to the Debtors' bankruptcy estate as liquidated damages.

(iv) **Consummation at Confirmation**. The result of the Auction will be subject to the approval of the Court under a confirmed Plan and, subject thereto, will be consummated upon the effective date of the confirmed Plan.

(v) **Good Faith Offer.** Each Bid must constitute a good faith, bona fide offer to purchase the Assets set forth in such Bid.

(vi) **Performance of the Plan.** The Successful Bidder irrevocably agrees to cause the reorganized Debtors to perform the confirmed Plan under which the sales transaction is approved, including the Plan's provisions for payment of allowed administrative expenses, and the payments to creditors required by the Plan.

(vii) **Management Authority.** Other than the obligation to cause the reorganized Debtors to perform the confirmed Plan, the Successful Bidder, upon the effective date of the confirmed Plan and consummation of the sales transaction, shall have full management authority over the reorganized Debtors.

(viii) **No Contingencies.** A Bid must contain a clear statement that it is not conditioned on any contingency, including, among others, on obtaining any of the following (a) financing, (b) shareholder, board of directors, or other approvals (including regulatory approvals), and/or (c) the outcome or completion of a due diligence review by the Potential Bidder.

(ix) **Binding and Irrevocable.** A Potential Bidder's Bid must be irrevocable unless and until the Debtors accept a higher Bid and such Potential Bidder is not selected as the Back-Up Bidder (as defined herein). In the event a Bid is chosen as the Back-Up Bid (as defined below), it must remain irrevocable until the Debtors and the Successful Bidder consummate the sale through a confirmed Plan or further order of the Court.

(x) **Identity.** Each Bid must fully disclose the identity of each entity that will be participating in connection with such Bid (including any equity owners or sponsors, if the purchaser is an entity formed for the purpose of consummating the acquisition of the Assets), and the complete terms of any such participation, along with sufficient evidence that the Potential Bidder is legally empowered to complete the transactions on the terms contemplated by the parties. A Bid must also fully disclose any connections or agreements with the Debtors, any known, potential, prospective bidder, or Qualified Bidder (as defined herein), or any officer, director, or equity security holder of the Debtors.

(xi) **Authorization.** Each Bid must contain evidence that the Potential Bidder has obtained authorization or approval from its board of directors and, if required, its shareholders (or a comparable governing body reasonably acceptable to the Debtors) with respect to the submission of its Bid and the consummation of the transactions contemplated in such Bid.

(xii) **No Fees.** Except as otherwise provided in the Stalking Horse Bid: (a) each potential Bidder presenting a Bid or Bids will bear its own costs and expenses (including brokerage or legal fees) in connection with the proposed transaction; (b) by submitting its Bid, each potential Bidder agrees to waive its right to request or receive fees or reimbursement of expenses on any basis, including under Section 503(b) of the Bankruptcy Code; and (c) each Bid must expressly state that the Bid does not entitle the potential Bidder to any break-up fee, termination fee, commission, expense reimbursement, or similar type of payment or reimbursement.

(xiii) **Adherence to Bidding Procedures.** By submitting its Bid, each potential Bidder is agreeing to (a) abide by and honor the terms of this Order and agrees not to submit a Bid or seek to reopen the Auction after conclusion of the Auction and (b) serve as Back-Up Bidder, if its Bid is selected as the next highest or next best bid after the Successful Bid with respect to the applicable assets.

(xiv) **As-Is, Where-Is.** Each Bid must include a written acknowledgement and representation that the Potential Bidder (a) has had an opportunity to conduct any and all due diligence regarding the Assets to be purchased, the Debtor' assets and liabilities prior to making its Bid, (b) has relied solely upon its own or its advisors' independent review, investigation, and/or inspection of any documents and/or the Assets and liabilities in making its Bid, and (c) did not rely upon any written or oral statements, representations, promises, warranties, or guaranties whatsoever, whether express, implied, by operation of law, or otherwise, regarding the Assets, the Debtors' assets and liabilities, or the completeness of any information provided in connection therewith or the Auction, except as expressly stated in the Potential Bidder's proposed Bid for the Assets.

(xv) **Time Frame for Closing.** A Bid by a Potential Bidder must be ready to be consummated, if selected as the Successful Bid (as defined herein), by the effective date of a confirmed Plan pursuant to which the sales transaction will be consummated. The Debtors intend to propose confirmation of a Plan that provides for the effective date to occur no later than fifteen (15) days after entry of the confirmation order.

(xvi) **Consent to Jurisdiction.** The Potential Bidder must submit to the jurisdiction of the Bankruptcy Court and waive any right to a jury trial in connection with any disputes relating to the Debtors' qualification of Bids, the Auction, the construction and enforcement of the bidding procedures set forth in this Order, the confirmation of the Plan, and the closing of the purchase, as applicable.

(xvii) Deadline for Receipt of Bids. Qualified Bids must be actually received by the Debtors no later than April 16, 2021, at 5:00 p.m., prevailing Central Time (the "Bid Deadline"). Transmission by e-mail to Brian Moon, Debtor's CEO and Robert A. Simon, Debtors' counsel, shall be sufficient.

11. If no Qualified Bids other than the Stalking Horse Bid are received by the Bid Deadline, the Debtors shall cancel the Auction. In that event, no later than April 18, 2021, the Debtors shall file a notice with the Court of such cancelation. If at least one other Qualified Bid is received by the Bid Deadline, the Debtors shall proceed with the Auction.

12. In preparation for the Auction, the Debtors shall evaluate Qualified Bids and identify the Qualified Bid that is, in the Debtors' reasonable business judgment the highest or otherwise best Bid (the "Initial Bid"). Not later than two (2) business

days prior to the date of the Auction, the Debtors will (1) notify the Stalking Horse Bidder and the Office of the U.S. Trustee as to which Qualified Bid is the Initial Bid and (2) distribute copies of the Initial Bid to each Qualified Bidder who has submitted a Qualified Bid. If any Bid is determined by the Debtors not to be a Qualified Bid, the Debtors will refund such Potential Bidder's Good Faith Deposit within five (5) business days of such determination.

13. So long as one or more Qualified Bids is received by the Bid Deadline. The Auction will commence on **April 21, 2021, at 10:00 a.m., Central Daylight Time**, at the offices of Whitaker Chalk Swindle & Schwartz, PLLC, 301 Commerce Street, Suite 3500, Fort Worth, TX 76102, or by video via Zoom or telephone.

14. The Auction will be conducted in accordance with the following procedures (the "Auction Procedures"):

(i) the Auction will be conducted openly, and any creditor may attend the Auction, telephonically or by Zoom video conference. Any creditor or interest holder who wishes to appear must notify Debtors' counsel at least two (2) business days in advance so that electronic links can be established and sent to such parties,

(ii) only the Qualified Bidders, including the Stalking Horse Bidder, will be entitled to bid at the Auction;

(iii) the Qualified Bidders, including the Stalking Horse Bidder, must appear telephonically, or by video via Zoom, or through duly-authorized representatives at the Auction. A Qualified Bidder who wishes to attend in person may do so, subject to the COVID-19 protocols and procedures of Debtors' counsel;

(iv) bidding at the Auction will begin at the Initial Bid;

(v) the first proposed higher Bid must exceed the Initial Bid by at least $50,000. Subsequent Bids at the Auction, including any Bids by Merida, must be made in minimum increments of $50,000;

(vi) each Qualified Bidder will be informed of the terms of the previous Bids and the Debtors shall, during the course of the Auction, promptly inform each Qualified Bidder of which subsequent Bid, in the Debtors' reasonable business judgment, is the highest or otherwise best bid for the Assets;

(vii) the Auction will be recorded to ensure an accurate record of the bidding at the Auction;

(viii) each Qualified Bidder will be required to confirm on the record of the Auction that it has not engaged in any collusion with respect to the bidding;

(ix) the Auction will not close unless and until all Qualified Bidders have been given a reasonable opportunity to submit an overbid at the Auction to the then prevailing highest or otherwise best Bid;

(x) once the Auction begins, Qualified Bidders shall have up to 15 minutes to make their Bids. The Debtors reserve the right, in their reasonable business judgment to adjourn the Auction up to three (3) times for periods not to exceed 30 minutes, to, among other things, (a) facilitate discussions between the Debtors and Qualified Bidders, (b) allow Qualified Bidders to consider how they wish to proceed, and (c) provide Qualified Bidders the opportunity to provide the Debtors with such additional evidence as the Debtors, in their reasonable business judgment may require to establish that the Qualified Bidder has sufficient internal resources or has received sufficient non-contingent debt and/or equity funding commitments to consummate the proposed transaction at the prevailing amount; and

(xi) the Auction will be governed by such other Auction Procedures as may be announced by the Debtors from time to time on the record at the Auction; provided that such other Auction Procedures are, (a) not inconsistent with this Order, the Bankruptcy Code, or any other order of the Bankruptcy Court, (b) disclosed orally or in writing to all Qualified Bidders and other attendees at the Auction and recorded on the record, and (c) determined by the Debtors, in good faith to further the goal of attaining the highest or otherwise best offer for the Assets.

(xii) To remain eligible to participate in the Auction in each round of bidding, (i) each Qualified Bidder must submit a Bid in such round of bidding that is a higher or otherwise better offer than the immediately preceding highest or otherwise best Bid submitted by a Qualified Bidder in such round of bidding, and (ii) to the extent a Qualified Bidder fails to

submit a Bid in such round of bidding that is a higher or otherwise better offer than the immediately preceding highest or otherwise best Bid submitted by a Qualified Bidder in such round of bidding, as determined by the Debtors, in their reasonable business judgment, such Qualified Bidder shall be disqualified from continuing to participate in the Auction. .

(xiii) The Successful Bid shall be effectuated through a confirmed Plan. Upon conclusion of the Auction, the Debtors shall proceed expeditiously to pursue confirmation of a Plan that seeks to confirm the results of the Auction and provide for consummation of the sale under the terms of the Successful Bid.

15. The Debtors, in the exercise of their reasonable business judgment, will identify the highest or otherwise best Qualified Bid for the Assets (the "Successful Bid") and each person or entity submitting the Successful Bid (the "Successful Bidder"), and the next highest or otherwise best Qualified Bid for the Assets (the "Back-Up Bid") and each person or entity submitting the Back-Up Bid (the "Back-Up Bidder"). The Debtors shall file a notice in this case identifying the Successful Bid and Successful Bidder, as well as the Back-Up Bid and Back-Up Bidder, by no later than April 26, 2021. The Successful Bidder and the Debtors shall, as soon as commercially reasonably practicable after the conclusion of the Auction, complete and sign all agreements, contracts, instruments, or other documents evidencing and containing the terms upon which such Successful Bid was made, subject to final approval under a confirmed Plan.

16. The Debtors will present the results of the Auction to the Bankruptcy Court at the hearing to consider confirmation of the Plan. At such hearing, the Debtors intend to seek certain findings from the Bankruptcy Court regarding the Auction, including, among other things, that (a) the Auction was conducted, and the

Successful Bidder was selected, in accordance with this Order, (b) the Auction was fair in substance and procedure, (c) the Debtors and the Successful Bidder acted in good faith, (d) consummation of the Successful Bid will provide the highest or otherwise best value for the Assets, and (e) is in the best interests of the Debtors' estates.

17. If an Auction is held, the Debtors will be deemed to have accepted a Qualified Bid only when (a) such Qualified Bid is declared a Successful Bid at the Auction, and (b) definitive documentation has been executed in respect thereof. Such acceptance is conditioned upon approval by the Bankruptcy Court of the Successful Bid and the inclusion in the confirmation order for the Plan (the "Confirmation Order") of a provision approving such Successful Bid. The Debtors intend to seek confirmation of a Plan and entry of a Confirmation Order that provides that the Plan shall become effective on the 15th day after entry of the Confirmation Order, unless the Confirmation Order itself is stayed by judicial order pending appeal.

18. If for any reason the Successful Bidder fails to consummate the Qualified Bid within the time permitted after the entry of the Confirmation Order approving the sale to the Successful Bidder, then the Back-Up Bid of the Back-Up Bidder, as determined by the Debtors at the conclusion of the Auction and announced at that time to all the Qualified Bidders participating therein, will automatically be deemed to have submitted the highest or otherwise best Qualified Bid, and the Debtors will be authorized, but not required, to consummate the transaction pursuant to the Back-Up Bid as soon as commercially reasonably practicable, subject to approval

of the Back-Up Bid and the transaction contemplated thereby under a confirmed Plan. Upon designation of the Back-Up Bid at the Auction, the Back-Up Bid must remain irrevocable until the Debtors and the Successful Bidder consummate the sale through a confirmed Plan or further order of the Court.

19. The Bid Deposit of the Successful Bidder shall, upon consummation of the Successful Bid, become property of the Debtors' estates and be credited to the Purchase Price. If the Successful Bidder (or Back-Up Bidder, if applicable) fails to consummate the Successful Bid (or Back-Up Bid, if applicable) for any reason other than the Debtors' failure to obtain confirmation of a Plan providing for the final approval and consummation of the sales transaction contemplated by the Successful Bid (or Back-Up Bid, if applicable), then the Bid Deposit of such Successful Bidder (or Back-Up Bidder, if applicable) shall be irrevocably forfeited to the Debtors and may be retained by the Debtors as liquidated damages. The Bid Deposit of any unsuccessful Qualified Bidders (except for the Back-Up Bidder) will be returned within five (5) business days after the conclusion of the Auction. The Bid Deposit of the Back-Up Bidder if any, will be returned to such Back-Up Bidder no later than five (5) business days after the closing of the purchase with the Successful Bidder unless ordered otherwise by the Court. If the Debtors are unable to obtain Plan confirmation, for any reason other the refusal or inability of the Successful Bidder or Back-Up Bidder to cooperate with Debtors during the Plan confirmation process or to commit to perform the Plan after the effective date of the Plan, the Debtors shall return the Bid Deposit(s).

20. The form of the Bidding Procedures Notice attached hereto as **Exhibit "B"** is approved. The Debtors shall serve the Bidding Procedures Notice within (2) business days of entry of this Order, on all parties in interest on the general service list in the Debtors' Chapter 11 cases, on all shareholders of record of the Debtors (if not listed on such general service list), and all parties who have signed a Non-Disclosure Agreement with Debtors to obtain information regarding due diligence, provided, however, that the Debtors' compliance with such service requirements shall not be deemed to constitute the Court's determination that the Debtors' notice and solicitation of the sale of Assets was adequate.

21. All applicable stays regarding the effective date of this Order are hereby waived, and this Order is effective upon entry.

*** END OF ORDER ***

EXHIBIT A

MERIDA
CAPITAL HOLDINGS

Except as set forth below, this summary of terms is intended solely as a basis for further discussions and is not intended to be, and does not constitute, a legally binding obligation of any party.

Proposed Term Sheet
March 26, 2021

Bidder:	Merida Capital Partners III LP, Merida Capital Partners QP LP, and certain affiliates ("Merida"), as stalking horse.
Purchased Assets:	100% of the to-be-newly issued equity interests of each of the reorganized Debtors (GL Brands, Inc., ECS Labs, LLC, B&B Aesthetics Labs, LLC, and Texas Wellness Center, LLC, Leafceuticals, Inc.); provided, however, that on and as of the Effective Date, each of the Debtors shall continue to own substantially the assets owned as of the date hereof (other than the equity interests of the subsidiary Debtors), including all export permits or licenses.
Bid Value:	$1,314,019.00, payable in the following components: • Satisfaction of Merida's existing outstanding DIP facility[1]; • Satisfaction of Merida's existing outstanding secured claims[2]; and • $175,000 in cash[3]; and • Subordination of Merida's existing General Unsecured Claims against the Debtors.[4]
Allocation of Price:	The Debtors may determine through their plan of reorganization how to allocate the purchase price among the Debtor entities.
Sale Procedures:	Sale procedures, to be approved by Court on or before March 31, 2021 to include: • Break-Up Fee: $25,000, which is approximately 2% of the bid value noted above. Expense reimbursement to be allowed and included in the DIP. The Break-Up Fee will be

[1] A value of [$784,676], including interest and fees.

[2] A value of [$274,343] including accrued interest.

[3] It is assumed that administrative expense claims will use $75,000 of this amount and $100,000 will be available to general unsecured creditors. However, the bid is a fixed cash amount.

[4] Subordination of Merida's General Unsecured Claims has a value of approximately $80,000 since Merida will not share in the $100,000 referred to in Fn. 3 and the recovery to non-Merida claims is increased accordingly (i.e., if Merida did not subordinate its claim, then an additional $80,000 would be needed to provide the same recovery). This calculation assumes Merida's claims of $6,400,000 and a general unsecured claims pool of $14,400,000.

MÈRIDA
CAPITAL HOLDINGS

an administrative claim against the Debtors' Estate but will not count against the $75,000 Carve-Out in the DIP Facility otherwise available for the satisfaction of administrative claims not paid through the DIP Facility.

- Any auction to be held on or before April 21, 2021.
- Only Qualified Bidders, as defined in the Bid Procedures, may participate.
- Qualified Bid Deadline of April 16, 2021.
- Overbid Minimum: $50,000
- An initial overbid, including a Qualified Bid, must exceed the value of the Initial Bid by $75,000, to cover the Break-Up Fee and the Overbid Minimum. Afterward the Minimum Overbid increment is $50,000.
- Qualified Bids must be in all-cash;
- Qualified Bidders must, at least three (3) business days before the Auction, post a good-faith deposit of $125,000 to be held in the trust account of Debtors' counsel and demonstrate to the Debtors' reasonable satisfaction that the bidder(s) have the financial wherewithal and ability to close on the same time frame. The deposit will be refundable if the qualified bidder is not the winner bidder. If the qualified bidder who posts the deposit is the winning bidder, the deposit will be credited against the purchase price.

Auction: The Auction shall occur in the Northwest or Southwest Conference Room of Debtors' counsel. Bidders may appear live or by videoconference. Debtors' counsel shall act as auctioneer. The Debtors shall determine, in their reasonable business judgment what is the highest and best bid.

Closing: Sale to be implemented pursuant to a confirmed plan of reorganization on or before May 10, 2021, or as soon thereafter as the Bankruptcy Court's schedule permits.

MERIDA
CAPITAL HOLDINGS

This proposal is subject to good faith negotiation of definitive documentation by the parties including regular and customary terms and expires on March 30,2021 unless further extended in writing by Merida.

MERIDA CAPITAL PARTNERS III LP
By: Merida Manager III LLC, its general partner

By: ___[DRAFT]__________________
Name:
Title:

MERIDA CAPITAL PARTNERS QP LP
By: Merida Manager III LLC, its general partner

By: ___[DRAFT]__________________
Name:
Title:

DMS 514328

Exhibit "B"

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
FORT WORTH DIVISION

IN RE:	§	
	§	**CASE NO. 20-43800-elm-11**
GL BRANDS, INC., F/K/A	§	
FREEDOM LEAF, INC., et al.[1]	§	**CHAPTER 11**
	§	
DEBTORS	§	**(Jointly Administered)**

NOTICE OF STALKNG HORSE BID, AUCTION OF THE EQUITY INTERESTS IN THE REORGANIZED DEBTORS, AND BIDDING PROCEDURES

PLEASE TAKE NOTICE that the above-captioned debtors and debtors in possession (collectively, the "Debtors") each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Texas (the "Court").

PLEASE TAKE FURTHER NOTICE that, on March 15, 2021, the Debtors filed an amended motion [Docket No. 95] (the "Motion")[2] with the Court seeking entry of an order, among other things, (a) approving a stalking horse bid (the "Stalking Horse Bid") by Merida Capital Partners III LP, Merida Capital Partners QP LP, and certain affiliates (collectively, "Merida" or the "Stalking Horse Bidder") for the purchase of 100% of the to-be-newly issued equity interests of each of the reorganized Debtors (GL Brands, Inc., ECS Labs, LLC, B&B Aesthetics Labs, LLC, Texas Wellness Center, LLC, and Leafceuticals, Inc.) under a confirmed chapter 11 plan of reorganization[2] (the "Assets") and related Bid Protections, subject to higher or better bids; (b) authorizing the Debtors to hold an auction (the "Auction") of the Assets; (c) approving the Debtors' bidding procedures (the "Bidding Procedures") in connection with the Auction; (d) establishing dates and deadlines in connection with the Auction; and (e) approving the form and manner of notices related to the Auction, Bidding Procedures, and related deadlines.

PLEASE TAKE FURTHER NOTICE that, on April 1, 2021, the Court entered an order [Docket No. __] (the "Auction and Bidding Procedures Order") granting the relief sought in the Motion in modified form. To the extent of any inconsistencies between the Auction and Bidding Procedures Order and the summary descriptions of the Bidding Procedures in this Notice, the terms of the Auction and Bidding Procedures Order shall control in all respects.

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[1] As used herein, the term "Debtor or Debtors" means all jointly administered Debtors. The Debtors are *GL Brands, Inc.*, Case No. 20-43800; *The Texas Wellness Center, LLC*, Case No. 20-43804; *ECS Labs, LLC*, Case No. 20-43806; *Leafceuticals, Inc.*, Case No. 20-43816, *and B & B Aesthetics Labs, LLC*, Case No. 2043815. All pleadings and notice affecting any of the Debtors should be filed in the *GL Brands* case.

[2] The Debtors' Plan of Reorganization proposes to cancel the Debtors' existing equity interests upon the Effective Date of the Debtor's Plan of Reorganization and issue new equity interests in the reorganized Debtors in exchange for payment of the Purchase Price by the Successful Bidder under the Successful Bid selected at the Auction.

CONTACT PERSON FOR PARTIES INTERESTED IN SUBMITTING A BID

The Bidding Procedures set forth the requirements for becoming a Qualified Bidder and submitting a Qualified Bid, and any party interested in making an offer to purchase the Assets must comply strictly with the Bidding Procedures. Only Qualified Bids will be considered by the Debtors, in accordance with the Bidding Procedures.

Any interested bidder should contact, as soon as possible:
Brian Moon, Debtor's CEO and CFO, brian@glbrands.com; 469-307-3223

A copy of the Auction and Bidding Procedures Order, including all exhibits thereto (including the Stalking Horse Bid by Merida), as well as all other documents filed with the Court, are available free of charge from Debtors' counsel, by contacting Bonnie Peck, paralegal to Robert A. Simon, at bpeck@whitakerchalk.com. Parties interested in submitting bids may also contact Mr. Simon at rsimon@whitakerchalk.com and 817-878-0543.

IMPORTANT DATES AND DEADLINES[4]

1. **Bid and Deposit Deadline**. The deadline to submit a Qualified Bid and the Good Faith Deposit in the amount of $125,000 is **April 16, 2021 at 5:00 p.m. (Central Daylight Time)** (the "Bid Deadline").

2. **Auction**. If no Qualified Bid other than the Stalking Horse Bid is received by the Bid Deadline, the Auction will be canceled. If at least one other Qualified Bid is received by the Bid Deadline, the Debtors will conduct the Auction with respect to the Assets. The Auction will commence on **April 21, 2021, at 10:00 a.m., Central Daylight Time**, at the offices of Whitaker Chalk, Swindle & Schwartz, PLLC, 301 Commerce Street, Suite 3500, Fort Worth, TX 76102, telephonically, or by video via Zoom, or such later time or other place as the Debtors will timely notify all Qualified Bidders. Any creditor is entitled to attend the Auction telephonically or by Zoom. However, parties wishing to attend must notify Debtors' counsel at least two (2) business days in advance to allow electronic links to established and sent. Only Qualified Bidders will be entitled to make Overbids at the Auction. **All interested or potentially affected parties should carefully read the Auction and Bidding Procedures Order.**

4. **Auction Objection Deadlines**. Objections to the conduct of the Auction and/or the choice of Successful Bidder and/or Back-Up Bidder will be treated as objections to the confirmation of the chapter 11 plan of reorganization seeking to finally approve and implement the sale. The Court will hereafter set a deadline for such objections, and will set a hearing to consider confirmation of such chapter 11 plan, by separate order.

April __, 2021

Respectfully submitted,

WHITAKER CHALK SWINDLE & SCHWARTZ PLLC

By: /s/ Robert A. Simon
Robert A. Simon
Texas Bar No. 18390000

301 Commerce Street, Suite 3500
Fort Worth, Texas 76102
Telephone (817) 878-0543
Telecopier (817) 878-0501
rismon@whitakerchalk.com
Counsel for the Debtors